     As filed with the Securities and Exchange Commission on October 8, 1999

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               NASHUA CORPORATION
               (Exact name of issuer as specified in its charter)

DELAWARE                                                              02-0170100
State or other jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 44 FRANKLIN STREET, NASHUA, NEW HAMPSHIRE 03064
               (Address of Principal Executive Offices) (Zip Code)

                           1999 SHAREHOLDER VALUE PLAN
                            (Full title of the plan)

                           JOHN K.P. STONE, III, ESQ.
                              c/o HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                   Proposed
            Title of             Amount            Maximum               Proposed          Amount of
        Securities to be          to be        Offering Price        Maximum Aggregate   Registration
           Registered          Registered         Per Share           Offering Price          Fee
-----------------------------------------------------------------------------------------------------------
Common Stock
par value $1.00 per share        600,000           $8.875(1)          $5,325,000(1)        $1,480.35

===========================================================================================================

--------------------------
         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 1, 1999.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  PLAN INFORMATION.

         The information required by Part I is included in documents sent or given to participants in the 1999 Shareholder Value Plan of Nashua Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such financial statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

         (c) The description of the Common Stock, par value $1.00 per share ("Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.



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

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

         Item 6.  INDEMNIFICATION.

         Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation, and the Registrant has so provided in its Composite Certificate of Incorporation, as amended, for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law ("Section 145") empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article VI of the Registrant's By-Laws ("Article VI") provides that the Registrant shall, to the fullest extent permitted by Section 145, indemnify each person who is or was a director, officer or employee of the Registrant from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 and that the Registrant may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such persons against any such expenses or liabilities.

         Article VI also provides that, without limiting the foregoing provisions of Article VI, and except to the extent otherwise required by law, any person seeking indemnification under or pursuant to Article VI shall be deemed and presumed to have met the applicable standard of conduct required for such indemnification unless the contrary shall be established.





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

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

         Item 8.  EXHIBITS.

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS.

                  1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
         (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashua, New Hampshire, on the 30th day of September, 1999.


                                    NASHUA CORPORATION



                                    By: /s/ Gerald G. Garbacz
                                        -------------------------------------
                                        Gerald G. Garbacz
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Nashua Corporation hereby severally constitute and appoint Gerald G. Garbacz, John L. Patenaude and Peter
C. Anastos, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Nashua Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below.


SIGNATURE                                TITLE                                           DATE
---------                                -----                                           ----

/s/ Gerald G. Garbacz                    President, Chief Executive Officer and          September 30, 1999
---------------------------------        Chairman of the Board (Principal Executive
Gerald G. Garbacz                        Officer)


/s/ John L. Patenaude                    Vice President - Finance, Chief Financial       September 30, 1999
---------------------------------        Officer and Treasurer (Principal Financial
John L. Patenaude                        Officer)


/s/ Joseph R. Matson                     Vice President, Corporate Controller            September 30, 1999
---------------------------------        (Principal Accounting Officer)
Joseph R. Matson

/s/ Sheldon A. Buckler                   Director                                        September 30, 1999
---------------------------------
Sheldon A. Buckler







/s/ Charles S. Hoppin                    Director                                        September 30, 1999
---------------------------------
Charles S. Hoppin

/s/ John M. Kucharski                    Director                                        September 30, 1999
---------------------------------
John M. Kucharski

/s/ David C. Miller, Jr.                 Director                                        September 30, 1999
---------------------------------
David C. Miller, Jr.

/s/ Peter J. Murphy                      Director                                        September 30, 1999
---------------------------------
Peter J. Murphy

/s/ James F. Orr III                     Director                                        September 30, 1999
---------------------------------
James F. Orr III




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






                                INDEX TO EXHIBITS



NUMBER            DESCRIPTION
------            -----------


4.1(1) Composite Certificate of Incorporation of the Registrant, as amended

4.2(2)            Restated By-laws of the Registrant, as amended

5.1 Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1              Consent of Hale and Dorr LLP
                  (included in Exhibit 5.1)

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants

24.1 Power of Attorney (included in the signature pages of this Registration Statement)
-----------

         (1) Previously filed with the Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

         (2) Previously filed with the Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1999 and incorporated herein by reference.